SECURITIES AND EXCHANGE COMMISSION


                             Washington D.C. 20549



                                  FORM 8-K/A
                               (Amendment No.1)
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: February 2, 1998
              Date of earliest event reported: November 17, 1997


                       ALL-AMERICAN BOTTLING CORPORATION
                            BROWNE BOTTLING COMPANY
            (Exact name of registrant as specified in its charter)




      DELAWARE                      33-69832          73-1317652
                                                      73-1311569
(State or other juris-            (Commission       (IRS Employer
diction of incorporation)         File Number)    Identification Number)


                               Colcord Building
                         15 North Robinson, Suite 1201
                        Oklahoma City, Oklahoma  73102
                   (Address of principal executive offices)


                                (405) 232-1158
              Registrant's telephone number, including area code



         (Former name or former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On November 17, 1997, with an effective date of September 28, 1997, All-American Bottling Corporation (the "Company") purchased 100% of the outstanding common stock of Full Service Beverage Company ("FSB"), a Kansas Corporation which is a soft drink bottler with operations in Kansas and Colorado. FSB was 50% owned by Stephen B. Browne, President of the Company and its parent, Browne Bottling Company ("BBC"), and majority stockholder of BBC, and 50% owned by parties unrelated to the Company. The Company paid the unrelated parties $1.5 million for their FSB stock, and entered into non-compete agreements with two of the unrelated parties, one for $1.8 million payable over 10 years and one for $230,000 payable over three years. Mr. Browne contributed his FSB stock to the Company without consideration. The purchase price was based on fair market value determined by historical industry standards. Funds for the acquisition were provided by a loan to the Company by an entity owned by the Company's stockholders.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Business Acquired
            Attached

      (b)   Pro Forma Financial Information
            Attached

      (c)   Exhibits


      The following exhibits are filed herewith:

      Exhibit No.       Description
      -----------       ------------

      10.23 Purchase Agreement dated as of November 17, 1997 by and among the Company and John L.D. Frazier, Nancy Frazier, Lloyd Frazier and the persons identified on Exhibit A attached to the Purchase Agreement. Incorporated herein by reference to Exhibit 10.23 filed as a part of the Company's Form 8-K dated November 17, 1997 (File No. 33-69832).

      10.24 Agreement Not To Compete dated as of November 17, 1997 by and between John L.D. Frazier and the Company. Incorporated herein by reference to Exhibit 10.24 filed as a part of the Company's Form 8-K dated November 17, 1997 (File No. 33-69832).

      10.25 Agreement Not To Compete dated as of November 17, 1997 by and between Lloyd Frazier and the Company. Incorporated herein by reference to Exhibit 10.25 filed as a part of the Company's Form 8-K dated November 17, 1997 (File No. 33-69832).

                            BROWNE BOTTLING COMPANY
                    PRO FORMA COMBINED CONDENSED FINANCIAL
                            INFORMATION (UNAUDITED)


      The following unaudited pro forma financial statements are derived from the historical financial statements of Browne Bottling Company ("BBC") and its wholly-owned subsidiary, All-American Bottling Corporation ("the Company"), as adjusted to reflect the acquisition of Full Service Beverage Company ("FSB"). The Pro Forma Combined Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 reflect the acquisition of FSB (accounted for as a purchase) as if the acquisition occurred on January 1, 1996. The Pro Forma Combined Balance Sheet at September 30, 1997 reflects the acquisition of FSB as if it had occurred on September 30, 1997. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto and the historical financial statements BBC, including the notes thereto, which are contained in its Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, and the historical financial statements of FSB for the fiscal year ended September 27, 1997, including the notes thereto, which are filed with this Form 8-K/A.

      The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations that would have actually occurred if the transaction described had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements.

      The acquisition of FSB will be accounted for using the purchase method. The purchase price will be allocated to FSB's assets and liabilities based on their respective fair values. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets and liabilities, but that allocation is not expected to differ materially from the preliminary allocation.

BROWNE BOTTLING COMPANY
UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 1997
(In Thousands)

                                     Historical  Historical   Pro Forma
                                         BBC        FSB       Adjustments     Pro Forma
ASSETS

Current assets                        $ 21,171      $ 7,912   $  (717)<F1>   $  28,366
Property and equipment, net             11,078        2,544       -             13,622
Intangible assets, net                  38,465       10,330    11,007 <F2>      59,802
Other assets                               384            6     1,981 <F2>       2,371
                                      ---------    ---------  -----------     ---------
Total assets                          $ 71,098     $ 20,792   $12,271        $ 104,161
                                      =========    =========  ===========     =========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities                  $ 22,805    $  16,554     $ (717) <F1>   $ 38,832
                                                                  190 <F3>
Long term debt                         44,629        8,198      1,525 <F3>      56,143
                                                                1,791 <F3>
Other long term liabilities               717           -         -                717
Deferred income taxes                  10,986        2,377      3,145 <F4>      16,508
Stock warrants                            809           -           -              809
Stockholders' deficit                  (8,848)      (6,337)     6,337 <F2>      (8,848)
                                      ---------    ---------  -----------     ---------
Total liabilities and stockholders'
    deficit                          $  71,098   $  20,792    $12,271         $ 104,161
                                     =========   =========    =========       =========

<F1>
      To eliminate the historical receivables and payables due to and from the Company and FSB.
<F2>
      To allocate the purchase price paid for FSB.
<F3>
      To  record  the  debt  incurred  by  the Company to purchase  FSB.   This
      includes $1.5 million to purchase all the outstanding stock of FSB and the two non-compete covenants of $1.8 million and $230,000 payable over 10 years and 3 years, respectively.
<F4>
      To recognize deferred income taxes on the difference between financial and tax bases of the net assets acquired using a statutory rate of 40%.

BROWNE BOTTLING COMPANY
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Dollars in thousands except per share date)


                                    For the nine months ended September 30, 1997

                                     Historical   Historical  Pro Forma
                                         BBC        FSB<F5>   Adjustments     Pro Forma
Net sales                             $ 94,347     $ 34,289   $ (1,908)<F1>  $ 126,728

Cost of goods sold                      60,486       24,439     (1,908)<F1>     83,017
                                      ---------    ---------   ----------     ---------
Gross profit                            33,861        9,850          0          43,711

Operating expenses                      30,863       13,470        407<F2>      44,740
                                      ---------    ---------   ----------     ---------
Operating income (loss)                  2,998       (3,620)      (407)         (1,029)

Interest expense                        (4,923)        (997)      (228)<F3>     (6,148)

Other income (expense)                     978         (244)                       734
                                      ---------    ---------   ----------     ---------
Loss before income taxes and
   extraordinary item                     (947)      (4,861)      (635)         (6,445)

Tax benefit                                 50          482        254<F4>         786
                                      ---------    ---------   ----------     ---------

Net loss before extraordinary item   $    (897)   $  (4,379)   $  (381)       $ (5,657)
                                      =========    =========   ==========     =========
Loss per share before extraordinary
 item - primary and fully diluted       ($4.67)                                ($29.43)
                                      =========                               =========
Weighted average shares
 outstanding, primary and
 fully diluted                         192,244                                 192,244
                                      ========                                ========

<F1>
      To eliminate sales and cost of goods sold between the Company and FSB.
<F2>
      To record additional amortization expense resulting from the allocation of the purchase price.
<F3>
      To record additional interest expense on the new debt incurred.
<F4>
      To record the tax effect of the pro Forma adjustments at a statutory rate of 40%.
<F5>
      FSB's fiscal year ended on September 27, 1997. In order to conform with BBC in reporting financial information for the nine months ended September 30, 1997, the FSB's audited statement of operations for the fiscal year ended September 30, 1997 was used and results for the three months ended December 28, 1996 were subtracted. The following is a
      reconciliation   of   FSB's   audited  statement  of operations  to  the
      historical financial data included in this pro forma information.

                             Fiscal year    Sept. 29        For the nine
                             ended Sept.    through         months ended
                              27, 1997    Dec. 28, 1996    Sept. 27, 1997
      Sales                  $  45,799    $  11,510          $  34,289
      Cost of goods sold        32,110        7,671             24,439
      Operating expenses        17,466        3,996             13,470
      Non-operating expenses     1,433          192              1,241
      Tax benefit                  482            -                482
                               --------      --------          --------
                             $  (4,728)   $    (349)         $  (4,379)
                               ========      ========          ========

BROWNE BOTTLING COMPANY
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Dollars in thousands except per share data)

                                     For the year ended December 31, 1996

                                     Historical   Historical   Pro Forma
                                         BBC        FSB<F5>   Adjustments    Pro Forma
Net sales                            $ 139,951    $  47,673  $ (2,051)<F1>  $  185,573

Cost of goods sold                      93,104       33,837    (2,051)<F1>     124,890
                                     ----------   ----------   ----------    ----------

Gross profit                            46,847       13,836         0           60,683

Operating expenses                      46,272       17,118       542<F2>       63,932
                                      ---------   ----------   ----------    ----------

Operating income (loss)                    575       (3,282)     (542)          (3,249)

Interest expense                        (7,433)      (1,419)     (316)<F3>      (9,168)

Other income                             1,863        2,152                      4,015
                                      ---------  -----------  -----------    ----------
Loss before income taxes before
  extraordinary item (provision)        (4,995)      (2,549)     (858)          (8,402)

Tax benefit (provision)                   (158)         (12)      343<F4>          173
                                      ---------  -----------  -----------    ----------
Net loss before extraordinary
 item                                $  (5,153)  $   (2,561)  $  (515)       $  (8,229)
                                      =========  ===========  ===========    ==========
Loss per share before extraordinary
   item - primary and fully diluted    ($26.80)                                ($42.80)
                                      =========                              ==========
Weighted average shares
   outstanding, primary and
   fully diluted                       192,244                                 192,244
                                      =========                               =========

<F1>
      To eliminate sales and cost of goods sold between the Company and FSB.
<F2>
      To record additional amortization expense resulting from the allocation of the purchase price.
<F3>
      To record additional interest expense on the new debt incurred.
<F4>
      To record the tax effect of the pro forma adjustments at a statutory rate of 40%.
<F5>
      Represents FSB's audited statement of operations for the year ended September 28, 1996.

                        FULL SERVICE BEVERAGE COMPANY
                               AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF SEPTEMBER 27, 1997

                       STEAKLEY, GILBERT & BOZALIS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                           15 N. ROBINSON, SUITE 701
                         OKLAHOMA CITY, OKLAHOMA  73102

STEVEN R. STEAKLEY, CPA
GREG P. GILBERT, CPA
DAVID L. BOZALIS, CPA
----------------------
JANE A. HRESKO, CPA                                      OFFICE: (405) 235-4400
SCOTT S. MORGAN, CPA                                     FAX: (405) 236-2207



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Full Service Beverage Company:

We have audited the accompanying consolidated balance sheet of FULL SERVICE BEVERAGE COMPANY (a Kansas corporation) AND SUBSIDIARIES as of September 27, 1997, and the related consolidated statement of operations, common stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Full Service Beverage Company and Subsidiaries as of September 27, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                      STEAKLEY, GILBERT & BOZALIS

Oklahoma City, Oklahoma
December 5, 1997, except for NOTE 14 dated January 26, 1998.

              FULL SERVICE BEVERAGE COMPANY AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEET
                           SEPTEMBER 27, 1997

                          ASSETS
CURRENT ASSETS:
       Cash                                                        $      3,400
       Trade accounts receivable, less allowance for
         doubtful accounts of $292,415                                3,537,244
       Accounts receivable - affiliate                                  189,270
       Franchise, employee and other receivables                        971,871
       Inventories, net of obsolescence reserve
         of $49,457                                                   2,681,744
       Prepaid expenses                                                 143,913
       Deferred income taxes                                            385,054
                                                                     ----------
             Total Current Assets                                     7,912,496
                                                                     ----------

PROPERTY AND EQUIPMENT, at cost
       Leasehold improvements                                            58,036
       Plant equipment                                                2,014,868
       Transportation equipment                                       1,702,176
       Vending and fountain equipment                                 1,782,784
       Furniture and fixtures                                         1,030,798
       Returnable containers                                            400,120
                                                                      ---------
                                                                      6,988,782
             Less - Accumulated Depreciation                         (4,445,196)
                                                                      ---------
             Property and equipment, net                              2,543,586
                                                                      ---------

FRANCHISES, less accumulated amortization
  of $4,172,170                                                       8,923,279

EXCESS OF COST OVER NET ASSETS OF
  SUBSIDIARIES ACQUIRED, less accumulated
  amortization of $700,666                                            1,397,848

DEBT ISSUANCE COSTS, less accumulated
  amortization of $630,188                                                9,000

OTHER ASSETS, net                                                         5,999
                                                                    -----------
                                                                    $20,792,208
                                                                    ===========

        The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

               FULL SERVICE BEVERAGE COMPANY AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEET
                          SEPTEMBER 27, 1997

      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
       Trade accounts payable                                      $  6,385,518
       Accounts payable - affiliates                                    924,400
       Accrued expenses                                               1,557,674
       Current portion of long term debt                              4,591,523
       Current portion of long term debt to affiliate                 3,009,673
       Current portion of obligations under capital leases               85,490
                                                                     ----------

                    Total current liabilities                        16,554,278
                                                                     ----------
LONG-TERM DEBT, less current portion                                  8,014,473
                                                                     ----------

OBLIGATIONS UNDER CAPITAL LEASES, less
    current portion                                                     183,991
                                                                     ----------

DEFERRED INCOME TAXES                                                 2,376,476
                                                                     ----------

COMMITMENTS AND CONTINGENCIES (NOTES 8, 9, 12 &13)

COMMON STOCKHOLDERS' DEFICIT:
       Common stock, $100 par value per share, 600 shares
              authorized and issued, 188 shares outstanding              60,000
       Additional paid-in capital                                    10,576,202
       Retained deficit - as restated (Notes 10 & 11)               (13,049,670)
                                                                    ------------
                                                                     (2,413,468)

       Less - Treasury stock, 412 shares, at cost                    (3,923,542)
                                                                    ------------

                    Total common stockholders' deficit               (6,337,010)
                                                                    ------------

                                                                    $20,792,208
                                                                    ============

         The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

               FULL SERVICE BEVERAGE COMPANY AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE FISCAL YEAR ENDED
                            SEPTEMBER 27, 1997

NET SALES (reduced by discounts of $24,158,037)                     $45,799,404

COST OF GOODS SOLD                                                   32,110,405
                                                                    -----------

             Gross profit                                            13,688,999

OPERATING EXPENSES:
       Distribution, selling and marketing                           15,169,511
       General and administrative                                     1,615,875
       Amortization Expense                                             680,938
                                                                     ----------
                                                                     17,466,324

                                                                     ----------
OPERATING LOSS                                                       (3,777,325)
                                                                     ----------
OTHER INCOME (EXPENSE):
       Interest Expense                                              (1,421,231)
       Gain (loss) on sales of assets                                   (57,196)
       Other, net                                                        44,543
                                                                     ----------

LOSS BEFORE INCOME TAXES AND
    EXTRAORDINARY ITEM                                               (5,211,209)

INCOME TAX BENEFIT                                                     (482,661)
                                                                     ----------
NET LOSS BEFORE EXTRAORDINARY ITEM                                   (4,728,548)

EXTRAORDINARY ITEM - Gain on early extinguishment
     of debt (less applicable income taxes of $0 - Note 12)           1,295,283
                                                                     ----------
NET LOSS                                                           $ (3,433,265)
                                                                    ===========

        The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

                FULL SERVICE BEVERAGE COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                          FOR THE FISCAL YEAR ENDED
                             SEPTEMBER 27, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                     $(3,433,265)
       Adjustments to reconcile net loss to net cash
           used in operating activities -
             Depreciation and amortization                            1,472,724
             Extraordinary item-gain on early
                 extinguishment of debt                              (1,295,283)
             Losses on sales of assets                                   57,196
             Allowance for doubtful accounts                            148,415
             Vending machines received as price support                (169,780)
             Expired leasehold improvements and
                 writeoff of returnable containers                      746,433
             Inventory obsolescence reserve                              49,457
             Royalty expense payable in installments                     50,000
             Rebates applied to notes payable                          (685,669)
             Deferred income tax (benefit) provision                   (482,661)

       Changes in assets and liabilities -
             Decrease in trade accounts receivable                      109,633
             Increase in accounts receivable - affiliate               (189,270)
             Increase in franchise, employee and
                 other receivables                                     (297,978)
             Decrease in inventories                                    467,252
             Decrease in prepaid expenses                                97,687
             Increase in trade accounts payable                       2,149,220
             Increase in accounts payable - affiliate                   924,400
             Increase in accrued expenses                                95,697
             Decrease in deferred revenue                              (450,330)
             Decrease in income taxes payable                        (1,279,395)
                                                                     ----------
                    Net cash used in operating activities            (1,915,517)
                                                                     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Additions to property and equipment                             (450,300)
       Additions to franchise/other intangible assets                  (241,000)
       Proceeds from sales of assets                                     44,250
                                                                     ----------

                    Net cash used in investing activities              (647,050)
                                                                     ----------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

             FULL SERVICE BEVERAGE COMPANY AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE FISCAL YEAR ENDED
                          SEPTEMBER 27, 1997

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net increase in revolving lines of credit
       senior lender                                       $   452,515
      Funds provided by affiliate                            3,402,048
      Principal payments on long-term debt of -
          Trade suppliers                                     (611,000)
          Related parties                                     (844,920)
      Other                                                    266,609
      Principal payments on obligations under capital leases   (99,285)
                                                            ----------

            Net cash provided by financing activities        2,565,967
                                                            ----------
NET INCREASE IN CASH                                             3,400

CASH, at beginning of year                                         -
                                                            ----------
CASH, at end of year                                        $    3,400
                                                            ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
      Cash paid for interest                                $1,310,756
                                                            ==========
      Cash paid for income taxes                            $1,279,393
                                                            ==========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
    AND FINANCING ACTIVITIES:
      During  fiscal  year  1997,  the  Company  issued  notes payable totaling
      $473,815 to several significant trade     suppliers  to  restructure  the
      payment terms of trade accounts payable.

         The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

              FULL SERVICE BEVERAGE COMPANY AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' DEFICIT
                       FOR THE FISCAL YEAR ENDED
                          SEPTEMBER 27, 1997

                                                                                                                   Total
                              Common Stock      Additional                          Treasury Stock                Common
                            ----------------      Paid-In         Retained         ----------------            Stockholders'
                            Shares    Amount      Capital         (Deficit)        Shares    Amount              Deficit
                            ------    ------    ----------       -----------       ------    ------            -------------
BALANCES, September 28, 1996,
 as previously reported      600      $60,000   $10,576,202       $(8,063,557)      412    $(3,923,542)      $(1,350,897)
   Prior period
    Adjustment for
    Understatement of
    Deferred income
    Tax liability
    (Note 10)                                                      (2,344,921)                                (2,344,921)

   Cumulative effect
    On prior years of
    Retroactive
    Restatement for
    Accounting change
    From LIFO method
    Of valuing inventory
    (Note 11)                                                         792,073                                    792,073

   Net loss                                                        (3,433,265)                                (3,433,265)

BALANCES, September 27,
 1997, as restated           600      $60,000   $10,576,202      $(13,049,670)      412     (3,923,542)      $(6,337,010)


  The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                 FULL SERVICE BEVERAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 27, 1997


(1)   ORGANIZATION

Full Service Beverage Company (a Kansas corporation) and subsidiaries (the "Company") operates as a producer and distributor of soft drinks and other beverages under the terms of franchise and distribution agreements with companies having national brand recognition. The franchise and distribution agreements grant the Company exclusive rights to produce and/or distribute certain soft drinks and beverages in specified territories in Kansas, Colorado and other states.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation
      ---------------------------
The accompanying consolidated financial statements include the accounts of Full Service Beverage Company and its subsidiaries. The subsidiaries are Full Service Beverage Company of Kansas, a Kansas corporation, and Full Service Beverage Company of Colorado, a Delaware corporation, which are both wholly owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Inventories
      -----------
Inventories consist primarily of raw materials, supplies and manufactured or purchased products. Inventories of raw materials and finished goods are valued at the lower of cost, determined by the first-in, first-out ("FIFO") method, or net realizable value.

      Property and Equipment
      ----------------------
Property and equipment are recorded at their historical cost. Depreciation is computed by use of the straight-line method over the following estimated useful lives:

            Leasehold improvements                   5 to 15 years
            Plant equipment                          3 to 14 years
            Transportation equipment                 3 to 7 years
            Vending and fountain equipment           7 years
            Furniture and fixtures                   5 to 7 years
            Returnable containers                    5 years

The cost and related accumulated depreciation of assets retired or otherwise disposed of are removed from the accounts, and any resulting gain or loss is reflected in operations for that period. The cost of maintenance and repairs is charged to expense as incurred, while significant renewals and betterments are capitalized.

      Franchise Costs, Excess of Cost Over Net Assets of
      Subsidiaries Acquired and Debt Issuance Costs
      --------------------------------------------------
Franchise costs are being amortized, using the straight-line method, over their estimated lives of 10 to 40 years.

The excess of the costs of the acquisition of subsidiaries over the fair value of the net assets acquired (goodwill) at the date of acquisition is being amortized, using the straight-line method, over their estimated lives of 40 years.

Debt issuance costs are being amortized over the repayment period of the related debt, as amended, using the straight-line method.

The Company has evaluated the realization of its recorded franchise assets and related intangibles, and determined that the recorded amounts are recoverable in the course of the Company's operations. Further, the Company is required to be in compliance with the provisions of its franchise agreements, which include provisions regarding the Company's ability to provide distribution in the territories granted under such agreements.

      Fiscal Year
      -----------
The Company's fiscal year is composed of 52 week years and an occasional 53 week year, and typically ends on the Saturday prior to September 30. Fiscal year 1997 was comprised of 52 weeks and ended on September 27, 1997.

      Use of Estimates in the Presentation of Financial Statements
      ------------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Long-Lived Assets
      -----------------
In March 1995, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121").
Adoption of SFAS 121 is required for fiscal years beginning after December 15, 1995. The Company implemented SFAS 121 in the first quarter of fiscal year ending September 27, 1997, however, the implementation of this standard did not have a significant impact on the Company's financial position or results of operations.

      Advertising and Promotion Expense
      ---------------------------------
Costs of media advertising and other promotion programs are expensed when incurred. Total advertising expense for the fiscal year ended September 27, 1997 was $583,706.

      Income Taxes
      ------------
Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates.

      Cash and Cash Equivalents
      -------------------------
Cash and cash equivalents consist of cash on hand and demand deposits.

      Concentration of Credit Risk
      ----------------------------
The risk associated with trade receivables is considered limited due to the wide variety of customers and markets into which the Company's products are sold, as well as their dispersion across many different geographic areas. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

(3)   INVENTORIES

Inventories consist of the following at September 27, 1997.

      Finished Goods                                              $1,348,593
      Raw Materials                                                1,382,608
      Less: Obsolescence reserve                                     (49,457)
                                                                  ----------
            Total inventories                                     $2,681,744
                                                                  ==========

(4)   LONG-TERM DEBT

Long-term debt at September 27, 1997 is summarized as follows:

      Debt to senior lender -
          Term loan, matures on December 15, 1997,
              as discussed below                                   $4,380,160
          Revolving lines of credit, matures on
              December 15, 1997, as discussed below                 5,539,636
                                                                   ----------
                                                                   $9,919,796
                                                                   ==========

      Debt to trade suppliers -
          Promissory note to a certain trade supplier dated
          August 1996; interest accrues at the prime rate
          (8.50% at September 27, 1997) and is payable on
          July 31, 1998, unless note is paid in full prior to
          July 31, 1998 at which time all interest is waived;
          monthly principal payments are due in varying
          amounts through July 15, 1998 with any final
          payment due on July 31, 1998; monthly rebate
          credits for certain purchases are applied against
          the principal balance; note may be prepaid
          without penalty; secured by all accounts receivable
          and inventory but junior to the senior debt             $   947,635


          Letter agreement with a certain trade supplier
          dated July 1996; imputed interest at 10%; monthly
          principal payments are due in varying amounts
          through November 1998 with any final payment
          due at that time; terms are subject to acceleration
          at the option of supplier if supplier elects to
          discontinue distribution with Company or if
          Company violates certain Forbearance
          Conditions, as defined; unsecured; payments
          on current purchases are guaranteed by a stockholder.       900,000

          Promissory note to certain trade supplier dated
          August 1996; imputed interest at 10%; monthly
          principal payments are due in varying amounts
          through August 15, 1998 with any final payment
          due at that time; monthly rebate credits for
          purchases from the supplier are applied against
          the principal balance; unsecured                            567,457
                                                                   ----------
                                                                   $2,415,092
                                                                   ----------

      Debt to related parties -
          Promissory note to a company owned by a
          stockholder dated October 1997; interest payable
          monthly at 10% (or the same rate as the
          Revolving lines of credit); principal of up to
          $4,050,000 is due on demand: unsecured                    3,009,673
                                                                    ---------
      Other                                                           271,108
                                                                    ---------

                                                                   15,615,669

            Current portion of long-term debt                      (7,601,196)
                                                                   ----------

            Long-term debt, less current portion                   $8,014,473
                                                                   ==========

The senior lender Agreement originally provided for total borrowing of up to $17,500,000, consisting of a Senior Term Loan in the amount of $8,500,000 and Revolving Lines of Credit with a total commitment of up to $9,000,000.

The Senior Term Loan bears interest at the prime rate plus 1.75% (10.25% at September 27, 1997). Interest is computed on the basis of a 360 day year and is payable monthly in arrears. Principal originally was payable monthly over five years, using a seven year amortization, with the remaining balance due on June 30, 1999.

The Revolving Lines of Credit bear interest at prime plus 1.5% (10% at September 27, 1997). The amount of borrowings allowed is based on the sum of
(i) 85% of eligible accounts receivable, as defined in the Agreement, and (ii) the lessor of 70% of eligible inventory, as defined in the Agreement and amendments, or $4,000,000. The above borrowing base percentages may be adjusted at the option of the lender in certain circumstances.

Both loans are secured by all equipment, inventory, accounts receivable, intangibles, real estate and other property. The loans are also secured by a pledge of the Company's outstanding common stock. The Company's real estate holdings were sold in April 1996 to a stockholder, however, the stockholder agreed to the continued securitization of the real estate to the benefit of the senior lender.

Collateral and borrowing base calculations are based on the specific assets of the Company's wholly-owned subsidiaries to reflect the fact that the Agreement has specified provisions and loan arrangements with regard to each subsidiary.

Borrowings under the Company's Revolving Lines of Credit require the Company to maintain cash accounts controlled by the senior lender whereby customer receipts are applied to reduce the amount outstanding under the Revolving Lines of Credit.

The loans may be prepaid under certain circumstances.

The loans originally required the Company to comply with certain financial covenants, including debt service and limitations on distributions to owners and capital expenditures. The Agreement also restricts the Company's ability to pay dividends and contains restrictions on the Company's activities, additional indebtedness, investments, purchases and sales of assets, and transactions affecting the Company's capital stock.


(5)   OBLIGATIONS UNDER CAPITAL LEASES

During fiscal year 1995, the Company entered into various capital lease obligations for plant and vending equipment. Future minimum lease payments required under these capital leases, together with the present value of the net minimum lease payments, are as follows as of September 27, 1997:

            Fiscal year -
                1998                                        $ 97,413
                1999                                         162,447
                2000                                          31,377
                                                            --------

                Minimum lease payments                       291,237
                Less: Amount representing interest           (21,756)
                                                            --------
                Present value of net minimum lease payments  269,481
                Less: Current portion                        (85,490)
                                                            --------
                                                            $183,991
                                                            ========

(6)   INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets, liabilities and carryforwards is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future income tax consequences using the currently enacted tax laws and rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will, on a more likely than not basis, be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in deferred tax assets and liabilities.

The components of the provision for income taxes is as follows:

      Current:
          Federal                         $      -
          State                                  -
                                          ------------
                                                 -
                                          ------------
      Deferred
          Federal                           (400,255)
          State                              (82,406)
                                          ------------
                                            (482,661)
                                          ------------

      Income tax (benefit)                 $(482,661)
                                          ============

The components of the Company's net deferred tax liability at September 27, 1997 are as follows:

                                          September 27,
                                              1997
                                          -------------

      Deferred tax assets                 $  2,754,452
      Valuation allowance                   (1,030,964)
      Deferred tax liabilities              (3,714,910)
                                          -------------

      Net Deferred Tax Liability          $ (1,991,422)
                                          =============

Temporary differences that give rise to significant amounts of deferred taxes consist of book carrying values of franchises exceeding tax carrying values, tax depreciation which differs from depreciation for financial reporting purposes and expenses which are deductible for income tax purposes when paid. The Tax Reform Act of 1986 contains provisions which may limit the net operating loss carryforwards available to be used in any given year if certain events occur, including significant changes in ownership interests. The Company has determined that its deferred tax asset attributable to net operating losses does not completely satisfy the realization criteria set forth in SFAS 109. Recognition of these benefits requires future taxable income, the attainment of which is uncertain. Accordingly, a valuation allowance in the amount of $1,030,964 has been recorded against a portion of the cumulative net operating loss carryforward of $5,779,000. The net operating loss carryforward expires September 2012.

The income tax provision differs from the amount expected by applying statutory rates due to nondeductible expenses and the establishment of a valuation allowance against net operating losses.


(7)   EMPLOYEE BENEFIT PLANS

      Pension Plan
      ------------
During fiscal 1993, the Company elected to freeze the accrued benefits of its defined benefit pension plan covering certain employees of the Company and terminate this plan at a later date. The Company will continue to make required fundings, which were not significant at September 27, 1997, until this plan is fully funded. In fiscal year 1996, the Company received notice from its actuary that this plan experienced a funding deficiency relating to its 1994 through 1997 plan years. The Company is currently resolving these issues.

      401(k) Plan
      -----------
The Company has a 401(k) plan for its employees. Under this plan, the Company contributes an amount equal to 100% of the first $150 and 25% thereafter of each employee's contribution up to a maximum of 4% of the employee's salary. The total amount contributed by the Company to the plan during the fiscal year ended September 27, 1997 was $28,791.


(8)   COMMITMENTS

The Company is obligated under various noncancelable operating leases for warehouse facilities, vehicle maintenance facilities, transportation equipment and various other equipment. The leases expire at various dates through March 2002.

Future minimum lease payments under such noncancelable operating leases are as follows:

            Fiscal year -
                1998                      $   240,013
                1999                          228,605
                2000                          224,761
                2001                          217,943
                2002                          215,298
                                          -----------
                                           $1,126,620
                                          ===========

Total rent expense for operating leases for the fiscal year ended September 27, 1997 was $477,238.


(9)   RELATED PARTY TRANSACTION

The Company is committed under certain five year building leases to pay $260,000 of rent per annum to an affiliated entity.


(10)  PRIOR PERIOD ADJUSTMENT - DEFERRED INCOME TAXES

Retained earnings at the beginning of 1996 has been adjusted to correct an error for not recording deferred income taxes on the difference between book and tax carrying values of Company-owned franchises. The error had an immaterial effect on net income for 1996.


(11)  PRIOR PERIOD ADJUSTMENT - CHANGE FROM LIFO METHOD
          OF VALUING INVENTORY

During 1997, the Company changed its method of determining the cost of inventory from LIFO to FIFO. The Company believes the new method results in a closer matching of costs and revenue during periods of fluctuating prices. The effect of this change on income before extraordinary items and net income for 1997 was not readily determinable, however, management believes that the effect, if any, is immaterial to the financial statements taken as a whole. The financial statements for 1996 have been retroactively restated for the change that resulted in an increase of income before extraordinary items and net income for 1996 of $344,506. Retained earnings has been adjusted for the effect of retroactive application of the new method.


(12)  EXTRAORDINARY ITEM - GAIN ON EXTINGUISHMENT OF DEBT

During 1997, the Company settled all Internal Revenue Service income tax liabilities for years ending on or before September 28, 1996. The settlement resulted in a gain on extinguishment of debt in the amount of $1,295,283. The Company is required, for a period of five years from the date of settlement, to timely pay all future federal taxes or the entire extinguishment will become immediately due and payable.


(13)  HEALTH INSURANCE RESERVES

The Company is insured by a third-party insurance company under a policy which defers payments due until the actual claims are paid by the insurance company. The Company then reimburses the insurance company and pays an administration fee. Management's estimate for the total claims incurred but not reported, and reported but not paid, was approximately $139,000 at September 27, 1997.


(14)  SUBSEQUENT EVENTS

During October 1997, Full Service Beverage Company of Kansas was merged into Full Service Beverage Company of Colorado.

On November 17, 1997, with an effective date of September 28, 1997, All-American Bottling Corporation ("AABC"), a company affiliated through common ownership, purchased 100% of the common stock of the Company. The stockholders unrelated to AABC were paid $1.5 million for their 50% share of the Company's stock. The remaining 50% of the Company's stock was contributed to AABC by the related party without consideration. AABC entered into two non-compete agreements with two of the unrelated parties, one for $1.8 million payable over 10 years and one for $230,000 payable over three years. The purchase price was based on fair market value determined by historical industry standards.


During January 1998, the Company restructured the debt to its senior lenders as follows:

$2,000,000 term loan, dated January 1998, maturing January 2001, bearing interest at prime +1.50% (10% at inception of note), principal payments of $25,000, $50,000, and $92,000 due monthly through calendar years ending 1998 through 2000, respectively, collateralized by security interests in the Company's fixed assets.

$7,500,000 revolving line of credit dated January 1998, maturing January 2001, bearing interest at prime plus 1/2% (9% at inception of note). The amount of borrowings allowed is based on the sum of (i) eighty-five (85%) percent of eligible accounts receivable, as defined in the agreement, and (ii) sixty-five (65%) percent of the value of eligible inventory as defined in the agreement. The restructured debt has several restrictive covenants one of which requires the Company's earnings before interest, taxes, depreciation and amortization for the fiscal year ending December 31, 1998 to equal or exceed $1,750,000.
The long-term debt and current portion of long-term debt per the accompanying financial statements reflect the principal repayment terms per the January 1998 restructure.

Maturities of long-term debt for fiscal years ended September 27, giving effect to the above restructure, are as follows:

                  1998                    $  7,601,196
                  1999                       1,143,374
                  2000                       1,020,575
                  2001                       5,850,524
                                          ------------
                                           $15,615,669
                                          ============

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ALL-AMERICAN BOTTLING CORPORATION

                                                 STEPHEN R. KERR
Date: February 2, 1998                           Stephen R. Kerr
                                                 Vice President and
                                                 Chief Financial Officer


                                                BROWNE BOTTLING COMPANY

Date: February 2, 1998                           STEPHEN R. KERR
                                                 Stephen R. Kerr
                                                 Vice President and
                                                 Chief Financial Officer

                               EXHIBIT INDEX

Exhibit No.     Description                      Method of Filing
-----------     -----------                      ----------------
10.23           Purchase Agreement dated as of   Incorporated herein by
                November 17, 1997 by and among   reference
                the Company and John L.D. Frazier,
                Nancy Frazier, Lloyd Frazier and
                the persons identified on Exhibit
                A attached to the Purchase Agree-
                ment.

10.24           Agreement Not to Compete dated   Incorporated herein by
                as of November 17, 1997 by and   reference
                between John L.D. Frazier and the
                Company.

10.25           Agreement Not to Compete dated   Incorporated herein by
                as of November 17, 1997 by and   reference
                between Lloyd Frazier and the
                Company.